Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-240184 and No. 333-281005 on Form S-8 of our report dated February 19, 2026, relating to the financial statements of Visteon Corporation and the effectiveness of Visteon Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Detroit, Michigan
February 19, 2026